Calculation of Filing Fee Tables
S-1
Enhanced Group Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A common stock, par value $0.0001 per share	Other	58,887,030	$ 8.46	$ 498,184,273.80	0.0001381	$ 68,799.25
Fees to be Paid	2	Equity	Class A common stock, par value $0.0001 per share, underlying SAFE Warrants	Other	2,000,080	$ 10.00	$ 20,000,800.00	0.0001381	$ 2,762.11
Fees to be Paid	3	Equity	Class A common stock, par value $0.0001 per share, underlying Consultant Warrants	Other	817,005	$ 9.32	$ 7,614,486.60	0.0001381	$ 1,051.56
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 525,799,560.40		$ 72,612.92
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 72,612.92
Offering Note
[1]	Pursuant to Rule 416(a) promulgated under the U.S. Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Registration Statement on Form S-1 to which this fee table relates. Estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee, based on the average of the high and low reported trading prices of Enhanced Group Inc.'s Class A common stock as reported on the New York Stock Exchange on May 8, 2026, such date being within five business days prior to the date that the Registration Statement was filed with the U.S. Securities and Exchange Commission.

[2]	Pursuant to Rule 416(a) promulgated under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions. Estimated in accordance with Rule 457(g) under the Securities Act solely for the purpose of calculating the registration fee, based on the maximum offering price per share of Enhanced Group Inc.'s Class A common stock issuable upon exercise of the SAFE Warrants, which are exercisable at $10.00 per share.

[3]	Pursuant to Rule 416(a) promulgated under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions. Estimated in accordance with Rule 457(g) under the Securities Act solely for the purpose of calculating the registration fee, based on the maximum offering price per share of Enhanced Group Inc.'s Class A common stock issuable upon exercise of the Consultant Warrants, which are exercisable at $9.32 per share.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date